EXHIBIT (a)(v)

ADS LETTER OF TRANSMITTAL TO TENDER TÉLEFONOS DE MÉXICO, S.A.B . DE C.V. SERIES A AMERICAN DEPOSITARY SHARES (“TELMEX A SHARE ADSs”) TO AMÉRICA MÓVIL, S.A.B. DE C.V.

Investor ID Number

América Móvil, S.A.B. de C.V. (“América Móvil”) is making an offer to purchase any and all Series A Shares (the “Telmex Series A Shares”), American Depositary Shares each representing 20 Telmex Series A Shares (the “Telmex A Share ADSs”), Series L Shares (the “Telmex Series L Shares” and, together with the Telmex Series A Shares, the “Telmex Shares”), and American Depositary Shares each representing 20 Telmex Series L Shares (the “Telmex L Share ADSs” and, together with the Telmex A Share ADSs, the “Telmex ADSs” and, together with the Telmex Shares, the “Telmex Securities”) of Teléfonos de México, S.A.B. de C.V. (“Telmex”), other than Telmex Securities held by América Móvil or by its subsidiaries, Carso Global Telecom, S.A.B. de C.V. (“CGT”) and Empresas y Controles en Comunicaciones, S.A. de C.V. (“Empresas y Controles”) at a price of Ps. 10.50 per Telmex Share and a price of Ps. 210.00 per Telmex ADS, each in cash, upon the terms and subject to the conditions set forth in the offer to purchase dated October 11, 2011 (the “Offer to Purchase”) filed as an exhibit to Schedule TO on October 11, 2011. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Offer to Purchase.

The offer is being made through two offers: (1) the U.S. Offer, made pursuant to this offer to purchase, open to all holders of Telmex Shares resident in the United States, including holders who are U.S. holders (within the meaning of Rule 14d-1(d) under the Exchange Act), and to all holders of Telmex ADSs, irrespective of residency; and (2) a Mexican offer, made pursuant to a Mexican offer document, open to all holders of Telmex Shares (the “Mexican Offer” and together with the U.S. Offer, the “Offer”), in each case, if, pursuant to the local laws and regulations applicable to such holders, they are permitted to participate in the relevant offer.

The U.S. Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on November 11, 2011, unless extended.

If a tendering holder holds Telmex A Share ADSs in certificated form, this ADS Letter of Transmittal must accompany each tendering holder’s American Depositary Receipt (“ADR”) certificate(s) evidencing Telmex A Share ADSs (“Telmex A Share ADRs”) in order to surrender such Telmex A Share ADSs for cash in connection with the U.S. Offer. A completed and signed ADS Letter of Transmittal only should be submitted for a tender of Telmex A Share A DSs in uncertificated form in order to surrender such uncertificated Telmex A Share ADSs for cash. See Instructions below for more details.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER  ON THE REVERSE SIDE.

**    PLEASE NOTE: The number of Telmex A Share ADSs held in ADR certificated form is to the left of your name and address. The number of Telmex A Share ADSs held in uncertificated form (Direct Registration or in the Global Invest Direct Plan) is to the right of your name and address.

				ADR No(s).	Number of ADSs
ADRs being surrendered

Œ Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the American Depositary Receipt(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.*

X
Signature of ADR Holder	Date	Daytime Telephone #	Ž Total ADSs Presented
X
Signature of ADR Holder	Date	Daytime Telephone #

**Unless otherwise clearly indicated in Box 3, you will be deemed to have tendered all of your ADSs in your account including any ADSs in uncertificated form to your account after the September dividend payment.

LOST, MISSING OR DESTROYED CERTIFICATE(S): If you cannot produce some or all of your A Share ADR certificate(s), you must contact J.P. Morgan Chase, the Telmex Depositary, at 1-866- 280-0244 (from the U.S.) and 1-651- 453- 2128 (from outside the U.S.).

* Read certification on reverse side before signing.

Please complete the back if you would like to transfer ownership or request special mailing.

INSTRUCTIONS FOR COMPLETING THIS ADS LETTER OF TRANSMITTAL

**	PLEASE NOTE: The number of Telmex A Share ADSs held in ADR certificated form is to the left of your name and address. The number of Telmex A Share ADSs held in uncertificated form (Direct Registration or in the Global Invest Direct Plan) is to the right of your name and address.

Œ	Sign, date and include your daytime telephone number in this ADS Letter of Transmittal in Box 1 and after completing all other applicable sections return this Letter of Transmittal and your ADR certificates, if applicable, in the enclosed envelope.

	Please enter your ADR certificate(s) number(s) and respective number of ADSs you hold in Box 2.

Ž	Please indicate the total number of ADSs you are tendering in Box 3 or write “ALL”.

	If you cannot produce some or all of your Telmex A Share ADSs held in certificated (ADR) form, please contact J.P. Morgan Chase, the A Share ADS Depositary for further instructions at 1-866-280-0244 (from the U.S.) and 1-651-453-2128 (from outside the U.S.).

	PLEASE SIGN IN BOX 5 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 5 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. To avoid back up withholding, you are required to fully and accurately complete the Substitute Form W-9. For additional instructions, please see the “Important Tax Information” document. Note: You are required to check the appropriate box for your status (Individual/Sole proprietor, Corporation, etc.) to avoid withholding. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

‘	If you want your check issued in another name, complete the Special Transfer Instructions in Box 6. Note: Signatures in Box 6 must be Medallion guaranteed.

To complete your transfer request you must also indicate below a Transfer Reason by executing the Transfer Reason box below.

Transfer Reason[1] - Check only one: All transfers will be assumed to be Gifts if no reason is provided. If we receive documentation (e.g., death certificate) indicating that the registered shareowner is deceased, the transfer reason will default to Death.

☐ Gift	Date of Gift[2]:	/ /	(Gift applies to certificates only)
☐ Private Sale	Date of Sale[3]:	/ /	Value per ADS:	USD	.
☐ Death	Date of Death[3]:	/ /	Value per ADS[4]:	USD	.
☐ None of the above[5]:				(Please specify)

[1]	You may wish to consult with your tax advisor on the definition and tax implications for each type of transfer.
[2]	If not provided, gift date for certificates will default to the date that the transfer is processed. For book entry ADSs, the gift date will always be the date that transfer is processed
[3]

Date of Sale/Death will default to the date that the transfer is processed unless provided. For transfers due to death, date of death will default to the date indicated in the documents (e.g., death certificate) received with the transfer instructions, if any.

[4]	Required to determine cost basis to be applied per beneficiary.
[5]	Existing cost basis of ADSs will be carried over to the new account.

’	Fill in Box 7 if mailing your check to someone other than the above signed at an address other than that shown above.

HOW TO CONTACT INFORMATION AGENT, D. F. KING & CO., INC.

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:	1-800-735-3591 (Toll Free)
From outside the US :	1-212-269-5550 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

Delivery of the ADS Letter of Transmittal and any ADRs, where applicable, to an address other than below will not constitute a valid delivery.

(If by mail, registered mail, properly insured, with return receipt is recommended)

By Mail:	By Overnight Courier or By Hand
BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Action Dept.,	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310

 SUBSTITUTE FORM W-9 – Department of the Treasury,
Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)

‘ Special Transfer Instructions and Signature Guarantee Medallion

If you want your check to be issued in another name, fill in this section with the information for the new account name. You must also complete the Transfer Reason box on the reverse side in Instruction 6.

è FILL IN the space below.
Part 1 – PLEASE PROVIDE YOUR TAX PAYER IDENTIFICATION NUMBER (“ TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW
				Name (Please Print First, Middle & Last Name)		(Title of Officer Signing this Guarantee)

Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a ) I am exempt from backup withholding, or (b ) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (including a U.S .resident alien).

	EXEMPT PAYEE ☐			Address	(Number and Street)	(Name of Guarantor - Please Print)

	Please check appropriate box: Individual/sole proprietor ☐			(City, State & Zip Code)		(Address of Guarantor Firm)
	C Corporation ☐ Partnership ☐		S Corporation ☐ Trust/estate ☐	(Tax Identification Number)
	☐	Limited liability company. Enter the tax classification (C=C Corporation, S=S Corporation, P=Partnership) ▶ Enter appropriate tax classification here

’ Special Mailing Instructions

If you want your check to be delivered to someone other than the signer(s) in Box 1, or to the signer(s) in Box 1 at an address other than shown in the box on the reverse side, fill in this section with the new delivery information.

	☐	Other ▶		Name (Please Print First, Middle & Last Name)
See enclosed Instructions
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.				Address		(Number and Street)

Signature			Date	(City, State & Zip Code)
Rev. January 2011

The signatory hereof hereby instructs the tender agent to tender the Telmex A Share ADSs (which expression in this ADS Letter of Transmittal shall, except where the context otherwise requires, be deemed to include, without limitation, the Telmex Series A Shares represented thereby) delivered herewith into the U.S. Offer on behalf of the signatory hereof.

The signatory hereof hereby sells, assigns and transfers to, or upon the order of, América Móvil all right, title and interest in and to all the Telmex A Share ADSs (and the Telmex Series A Shares represented thereby) being tendered hereby (and any and all other shares or other securities issued or issuable in respect thereof) and all dividends, distributions (including, without limitation, distributions of additional Telmex A Share ADSs or Telmex Series A Shares) and rights declared, paid or distributed in respect of such Telmex Series A Shares or securities on or after the settlement of the U.S. Offer (collectively, “distributions”) and irrevocably appoints the tender agent the true and lawful agent and attorney-in-fact of the signatory hereof, with full knowledge that the tender agent is also acting as the agent of América Móvil in connection with the U.S. Offer, with respect to such Telmex Series A Shares, Telmex A Share ADSs and distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) (a) to have the Telmex A ADRs and any distributions delivered to the tender agent, together, in any such case, with all accompanying evidences of transfer and authenticity to the tender agent or upon the order of the tender agent, in each case acting upon the instructions of América Móvil and (b) to surrender such ADSs to JPMorgan Chase Bank, N.A., the depositary bank for the Telmex A Share ADSs (the “Depositary”) for the purpose of withdrawal of the underlying Telmex Series A Shares in accordance with the ADS deposit agreement, (c) to instruct the Depositary to deliver the Telmex Series A Shares underlying the Telmex A Share ADSs to the tender agent’s custodian account at Banco Inbursa, S.A., or transfer ownership of such Telmex Series A Shares underlying the Telmex A Share ADSs on the account books maintained with respect to the Telmex Series A Shares, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of América Móvil, and (d) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Telmex A Share ADSs, the underlying Telmex Series A Shares (and all such other Telmex Series A Shares or securities) and any distributions, all in accordance with the terms and conditions of the U.S. Offer. At such time, the signatory hereof shall have no further rights with respect to the tendered Telmex A Share ADSs (including the underlying Telmex Series A Shares), except that the signatory hereof shall have a right to receive from América Móvil the appropriate consideration in accordance with the terms and conditions of the U.S. Offer.

By executing this ADS Letter of Transmittal, the signatory hereof hereby irrevocably appoints each designee of América Móvil or one or more of its affiliates as the attorneys-in-fact and proxies of the signatory hereof, each with full power of substitution, to vote at any annual or special meeting of Telmex’s shareholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, in each case with respect to all of the Telmex A Share ADSs (including the underlying Telmex Series A Shares and any and all distributions) tendered hereby and accepted for payment by América Móvil. This appointment will be effective if and when, and only to the extent that, América Móvil accepts the tendered Telmex A Share ADSs for payment. América Móvil accepts the Telmex A Share ADSs for payment, without any further action, in the case of a tender during the initial offering period (if the signatory hereof has not effectively withdrawn its tender by such time), immediately upon expiration of the initial offering period, and in the case of a tender during the subsequent offering period, if any, immediately. This power of attorney and proxy are irrevocable and are granted in consideration of the obligation of América Móvil to pay for the tendered Telmex A Share ADSs in accordance with the terms of the U.S. Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the signatory hereof at any time with respect to the Telmex A Share ADSs or the Telmex Series A Shares represented by the tendered Telmex A Share ADSs (and with respect to any and all distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the signatory hereof at any time with respect to the Telmex A Share ADSs or the Telmex Series A Shares represented by the tendered Telmex A Share ADSs (and with respect to any and all distributions), and no subsequent powers of attorney, proxies consents or revocations may be given by the signatory hereof with respect thereto (and, if given, will not be deemed effective).

The signatory hereof hereby represents and warrants that the signatory hereof has full power and authority to accept the U.S. Offer and to sell, assign and transfer the Telmex A Share ADSs in respect of which the U.S. Offer is accepted or deemed to be accepted (including the underlying Telmex Series A Shares and any and all other of Telmex’s shares, securities or rights issued or issuable in respect of the Telmex A Share ADSs) tendered hereby and that when the Telmex A Share ADSs are accepted for tender or purchase by América Móvil, América Móvil will acquire good title thereto, free from all liens, charges, equities, encumbrances, and other interests and together with all rights now or hereinafter attaching thereto, including, without, limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of dividends, interests and other distributions, if any, declared, made or paid after November 11, 2011 with respect to the Telmex A Share ADSs in respect of which the U.S. Offer is accepted or deemed to be accepted. The signatory hereof will, upon request, execute and deliver any additional documents deemed by the tender agent or América Móvil to be necessary or desirable to complete the sale, assignment and transfer of the Telmex A Share ADSs (including the underlying Telmex Series A Shares) tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, América Móvil shall be entitled to all rights and privileges as owner of each such distribution and may withhold the entire consideration due under the U.S. Offer for the tender or purchase of the Telmex Series A Shares represented by the Telmex A Share ADSs tendered hereby or deduct from such consideration the amount or value of such distribution as determined by América Móvil in its sole discretion.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the signatory hereof, and any obligation of the signatory hereof hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the signatory hereof. Except as stated in the Prospectus, this tender is irrevocable.

The signatory hereof hereby acknowledges that it has received and read (a) Schedule TO filed relating to the U.S. Offer and its exhibits, including the Offer to Purchase and (b) the Instructions accompanying this ADS Letter of Transmittal. A copy of the Offer to Purchase may be obtained at no cost by visiting the website of the U.S. Securities and Exchange Commission at www.sec.gov or by contacting the Information Agent at the telephone number provided herein. The signatory hereof understands and agrees that he or she is bound by the terms of the U.S. Offer, as described in the Offer to Purchase and this ADS Letter of Transmittal, and that América Móvil may enforce this ADS Letter of Transmittal against such holder.

Form W-9 (Rev. January 2011) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Name (as shown on your income tax return)
Business name/disregarded entity name, if different from above
Check appropriate box for federal tax
classification (required): ☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate
☐ Exempt payee
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ___________

☐ Other (see instructions) ▶
Address (number, street, and apt. or suite no.)	Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
	-	-

Employer identification number
-

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

Cat. No. 10231X	Form W-9 (Rev. 1-2011)

Form W-9 (Rev. 1-2011)	Page 2

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien,

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

•	An estate (other than a foreign estate), or

•	A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

•	The U.S. owner of a disregarded entity and not the entity,
•	The U.S. grantor or other owner of a grantor trust and not the trust, and

•	The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A

Form W-9 (Rev. 1-2011)	Page 3

Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Form W-9 (Rev. 1-2011)	Page 4

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/ disregarded entity name” line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/ disregarded entity name,” sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

Form W-9 (Rev. 1-2011)	Page 5

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for …	THEN the payment is exempt for …

Interest and dividend payments	All exempt payees except for 9

Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.

Barter exchange transactions and patronage dividends	Exempt payees 1 through 5

Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.
[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Form W-9 (Rev. 1-2011)	Page 6

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt Payee on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]

b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]

5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]

6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:	Give name and EIN of:
7. Disregarded entity not owned by an individual	The owner

8. A valid trust, estate, or pension trust	Legal entity [4]

Form W-9 (Rev. 1-2011)	Page 7

For this type of account:	Give name and SSN of:

9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

11. Partnership or multi-member LLC	The partnership

12. A broker or registered nominee	The broker or nominee

For this type of account:	Give name and SSN of:

13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s SSN.
[3]

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*	Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your

SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Form W-9 (Rev. 1-2011)	Page 8

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Form W-8BEN (Rev. February 2006) Department of the Treasury Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner

for United States Tax Withholding

▶ Section references are to the Internal Revenue Code.     ▶ See separate instructions.

▶ Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do not use this form for:	Instead, use Form:

—	A U.S. citizen or other U.S. person, including a resident alien individual W-9
—	A person claiming that income is effectively connected with the conduct of a trade or business in the United States W-8ECI
—	A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)W-8ECI or W-8IMY
—

A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions) W-8ECI or W-8EXP

Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.

—	A person acting as an intermediary W-8IMY

Note: See instructions for additional exceptions.

Part I	Identification of Beneficial Owner (See instructions.)
1 Name of individual or organization that is the beneficial owner		2 Country of incorporation or organization

3 Type of beneficial owner:	☐ Individual	☐ Corporation	☐ Disregarded entity	☐ Partnership	☐ Simple trust
☐ Grantor trust	☐ Complex trust	☐ Estate	☐ Government	☐ International organization
☐ Central bank of issue	☐ Tax-exempt organization	☐ Private foundation

4 Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.
City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)

5 Mailing address (if different from above)
City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)

6 U.S. taxpayer identification number, if required (see instructions)	7 Foreign tax identifying number, if any (optional)
☐ SSN or ITIN ☐ EIN

8 Reference number(s) (see instructions)

Part II	Claim of Tax Treaty Benefits (if applicable)
9	I certify that (check all that apply):
a ☐	The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.
b ☐	If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).
c ☐	The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).
d ☐	The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).
e ☐	The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.

10	Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article of the treaty identified on line 9a above to claim a % rate of withholding on (specify type of income): Explain the reasons the beneficial owner meets the terms of the treaty article:

Part III	Notional Principal Contracts
11 ☐	I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

Part IV	Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

1	I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,
2	The beneficial owner is not a U.S. person,
3	The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, and
4	For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Sign Here	▶
		Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)	Capacity in which acting

For Paperwork Reduction Act Notice, see separate instructions.                             Cat. No. 25047Z Form W-8BEN (Rev. 2-2006)

  Printed on Recycled Paper